EXHIBIT 99.1

Adept Technology Announces $8 Million Registered Direct Offering

PLEASANTON, Calif., June 3, 2015 (GLOBE NEWSWIRE) -- Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of intelligent robots, autonomous mobile solutions and services, has today announced that it has agreed to sell 1,391,304 shares of its common stock at a price of $5.75 per share, for gross proceeds of $8 million. The shares were offered and are expected to be sold to existing shareholders and institutional investors in a registered direct offering conducted without an underwriter or placement agent. The net proceeds from the offering, after deducting estimated offering expenses, will be approximately $7.92 million. The offering is expected to close on or about June 5, 2015.

Adept plans to use the net proceeds of the offering for working capital and general corporate purposes.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-204105), which was declared effective by the United States Securities and Exchange Commission ("SEC") on May 21, 2015. A prospectus supplement relating to the registered direct offering will be filed by the Company with the SEC. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at www.sec.gov or from Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, CA 94588, Attention: Investor Relations.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in the registered direct offering. There shall not be any offer, solicitation of an offer to buy, or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any registered direct offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Adept Technology, Inc.

Adept is a global, leading provider of intelligent robots, autonomous mobile robot solutions, and services that enable customers to achieve precision, speed, quality and productivity in their assembly, handling, packaging, testing, and logistical processes. With a comprehensive portfolio of high-performance motion controllers, application development software, vision-guidance technology and high-reliability robot mechanisms with autonomous capabilities, Adept provides specialized, cost-effective robotics systems and services to high-growth markets including medical, electronics, food and semiconductor; as well as to traditional industrial markets including machine tool automation and automotive components. More information is available at www.adept.com.

Forward Looking Statements

This press release contains forward-looking statements including, without limitation, statements about our expectations for stabilization of our business and revenues, market strategies for our sales and opportunities in our geographic markets, and our ability to grow our customer base, revenues, and cash flow. Such statements are based on current expectations about the Company's business. These statements are not guarantees of future performance and involve numerous risks and uncertainties that are difficult to predict. The Company's actual results could differ materially from those expressed in forward-looking statements for a variety of reasons, including but not limited to factors affecting our fluctuating operating results that are difficult to forecast or outside our control; our limited liquidity due to historical operating losses and negative cash flow, the dependence of our growth consistent with our long-term model on the successful execution of our mobile strategy and continued evolution towards collaborative automation, the effect of the current state of the manufacturing sector and other businesses of our customers; the effectiveness and unintended consequences of our restructuring actions and other expense-related matters; changes in our management team; the impact of acquisitions and strategic plans on our cash resources and operations, the Company's inability to accurately forecast or react quickly to changes in demand for our products; seasonality of results, particularly in Europe; risks of technical and commercial acceptance of the Company's new or current products; the costs of international operations, sales and suppliers and the impact of foreign currency exchange; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; the highly competitive nature of and rapid technological change within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's increasing investment in markets that are subject to increased regulation; risks associated with outsourced manufacturing and single sources of supply; potential delays associated with the development and introduction of new products; and potential costs of regulatory compliance. For a discussion of risk factors relating to Adept, see Adept's SEC filings, including the Company's annual report on Form 10-K for the fiscal year ended June 30, 2014, which includes the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors.

All trade names are either trademarks or registered trademarks of their respective holders.

CONTACT: Seth Halio
         Adept Technology, Inc.
         925-245-3400
         seth.halio@adept.com